Exhibit 99.2
ENVIRONMENTAL TECTONICS CORPORATION
REPORTS RECEIPT OF NON-COMPLIANCE AND INITIATION OF DELISTING PROCEEDINGS NOTICE FROM AMEX
Company Intends to Appeal Action
     Southampton, PA, February 5, 2008 — Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today announced that it has received a letter from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with Sections 134 and 1101 of the AMEX Company Guide as a result of the Company’s failure to file its Quarterly Reports on Form 10-Q for (i) the first fiscal quarter ended May 25, 2007, (ii) the second fiscal quarter ended August 24, 2007, and (iii) the third fiscal quarter ended November 23, 2007. The non-compliance by the Company with Sections 134 and 1101 of the AMEX Company Guide makes the Company’s common stock subject to being delisted from AMEX and AMEX has notified the Company that it intends to initiate delisting proceedings.
     In August 2007, the Company had submitted a plan to AMEX advising AMEX of the actions that it intended to take to bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide by January 17, 2008. In September 2007, AMEX notified the Company that AMEX had accepted the Company’s plan to regain compliance with AMEX’s continued listing standards, and that the Company’s listing would be continued until January 17, 2008. In October 2007, the Company received an additional letter of non-compliance from AMEX in connection with the Company’s failure to timely file the Second Quarter Quarterly Report. In the October letter, AMEX informed the Company that it was not required to submit an additional plan of compliance in connection with its failure to file the second quarter Quarterly Report.
     As the Company previously disclosed, it has not been in a position to file its first, second or third Quarterly Reports timely due to, among other things, the resignation of its auditors on November 28, 2007. On January 30, 2008, the Company engaged Friedman LLP as the Company’s registered public accounting firm for the Company and is working to become current in its filings with the Securities and Exchange Commission. The Company’s failure to file its quarterly reports timely has resulted in non-compliance with Sections 134 and 1101 of the AMEX Company Guide.
     The Company intends to file an appeal of AMEX’s determination and request a hearing before an AMEX Listing Qualifications Panel (the “Qualifications Panel”). The appeal will ordinarily stay the delisting of the Company’s common stock pending a hearing date and the decision of the Qualifications Panel. The time and location of the hearing will be determined by AMEX but is expected to occur within 45 days after the hearing is requested. There can be no assurance that the Company’s request for continued listing on AMEX will be granted. If the Qualifications Panel does not grant the relief requested by the Company, its common stock will be delisted from AMEX. If the Company’s common stock is delisted, the Company expects that its common stock would be quoted on the Over-The-Counter Bulletin Board if the Company is current in its SEC reports at the time of delisting. Otherwise, it is expected that the Company’s common stock would be quoted on the Pink Sheets.
     An indicator has been added to the Company’s trading symbol noting the Company’s non-compliance with Sections 134 and 1101 of the AMEX Company Guide until such time as the Company regains compliance with the applicable listing standards.
     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to ETC’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of ETC, including but not limited to, (i) projections of revenue, costs of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (ii) statements of plans and objectives of ETC or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iii) statements of future economic performance, (iv) statements of assumptions and other statements about ETC or its business, (v) statements made about the possible outcomes of litigation involving ETC, and (vi) statements preceded by, followed by or that include the words “may”, “could”, “should”, “looking forward”, “would”, “believe”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond ETC’s control.

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Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in our Securities and Exchange Commission filings and other public documents, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended February 23, 2007. Shareholders are urged to review these risks carefully prior to making an investment in the ETC’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. ETC does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of ETC.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)   Fax: 215-357-4000
ETC — Internet Home Page:          http://www.etcusa.com

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